EXHIBIT 28

INFORMATION FROM REPORTS FURNISHED TO STATE INSURANCE REGULATORY AUTHORITIES FOREMOST CORPORATION OF AMERICA AND SUBSIDIARIES

DECEMBER 31, 1996

PROPERTY AND CASUALTY INSURANCE

RECONCILIATION OF LOSS RESERVES, STATUTORY SCHEDULE P TO GAAP

(In thousands)
Property & casualty consolidated Schedule P reserves ............      $ 92,639
                                                                       --------
Adjustments for property and casualty GAAP reserves:
  FHSC warranty reserves ........................................            33
  Rounding differences from Schedule P detail to totals .........            (2)
  Financial Accounting Standards Board Statement No. 113
    adjustment for losses ceded to reinsurance companies ........           750
                                                                       --------
    Total property and casualty GAAP adjustments ................           781
                                                                       --------
      Consolidated property and casualty
        loss reserves - GAAP - December 31, 1996 ................      $ 93,420
                                                                       ========